SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 20, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

           On March 20, 2012, Winthrop Realty Trust (“Winthrop”), WRT Realty, L.P. (the “Operating Partnership”), Winthrop’s wholly-owned operating partnership, and FUR Advisors LLC, Winthrop’s external advisor, entered into an underwriting agreement (“Underwriting Agreement”) with Barclays Capital Inc., Stifel, Nicolaus & Company, Incorporated, and Jefferies & Company, Inc. as representatives for the several underwriters (collectively, the “Underwriters”) and, for the purposes of Section 3 only of the Underwriting Agreement Michael Ashner, providing for the issuance and sale to the Underwriters of an aggregate of 2,800,000 (the “Firm Shares”) of Winthrop’s 9.25% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $1.00 par value per share (the “Series D Preferred Shares”) and the issuance and sale by Winthrop of up to an additional aggregate of 420,000 Series D Preferred Shares (the “Option Shares”), at a price of $25.0385 per share including accrued dividends, net of underwriting discount.  Pursuant to the Underwriting Agreement, the Underwriters agreed to sell to, and Michael L. Ashner, Winthrop’s chief executive officer, agreed to purchase both for his own account and for that of his spouse and adult children, an aggregate of 5,000 Series D Preferred Shares at the offering price.  The sale of the Firm Shares and the Option Shares closed on March 23, 2012 resulting in net proceeds to Winthrop of approximately $77,900,000. The first dividend payment on the Firm Shares and Option Shares sold in the offering will be for a full quarter and payable on June 29, 2012.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in Winthrop’s prospectus, dated March 20, 2012, which has been filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

On March 23, 2012, Winthrop and the Operating Partnership executed a Third Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership in connection with Winthrop’s completion of an underwritten public offering of 3,220,000 shares (including 420,000 shares issued pursuant to the overallotment option) of its Series D Preferred Shares.  The Third Amendment to the Amended and Restated Agreement of Limited Partnership designates and authorizes the issuance to Winthrop by the Operating Partnership of up to 4,820,000 9.25% Series D Cumulative Redeemable Preferred Units (the “Series D Preferred Units”).  The Series D Preferred Units have substantially similar rights, preferences and other privileges as the Series D Preferred Shares.

A copy of the Third Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 4.1.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On March 21, 2012, Winthrop filed with the Secretary of State of the State of Ohio an Amended and Restated Certificate of Designations (the “Amended Certificate of Designations”), to Winthrop’s Second Amended and Restated Declaration of Trust classifying and designating 4,820,000 shares of Winthrop’s shares of beneficial interest as Series D Preferred Shares.  The Amended Certificate of Designations designated the powers, preferences and privileges of the Series D Preferred Shares.  The Amended Certificate of Designations was effective upon filing.  The only changes to the Certificate of Designations with respect to the Series D Preferred Shares previously filed with the Secretary of State of the State of Ohio was to (i) increase the number of authorized Series D Preferred Shares and (ii) modify certain provisions relating to dividend payments which were specific to the original issuance of Series D Preferred Shares on November 28, 2011.

A copy of the Amended Certificate of Designations is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Matters

           On March 20, 2012, Winthrop issued a press release announcing the pricing of the Firm Shares.  A copy of the press release is attached hereto as Exhibit 99.1.

On March 23, 2012, Winthrop issued a press release announcing the consummation of its public offering of the Series D Preferred Shares.  A copy of the press release is attached hereto as Exhibit 99.2.

On March 23, 2012, Hahn Loeser & Parks LLP delivered its legality opinion with respect to the Series D Preferred Shares.  A copy of the legality opinion is attached hereto as Exhibit 5.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibits
1.1	Underwriting Agreement, dated March 20, 2012 among Winthrop Realty Trust, WRT Realty, L.P., FUR Advisors LLC and the Underwriters, and for the purposes of Section 3 only, Michael Ashner.
4.1	Third Amendment to Agreement of Limited Partnership of WRT Realty, L.P.
4.2	Amended and Restated Certificate of Designations of 9.25% Series D Cumulative Convertible Preferred Shares of Beneficial Interest.
5.1	Opinion of Hahn Loeser & Parks LLP
23.1	Consent of Hahn Loeser & Parks LLP (included in the opinion filed as Exhibit 5.1)
99.1	Press Release dated March 20, 2012.
99.2	Press Release dated March 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of March, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 20, 2012 among Winthrop Realty Trust, WRT Realty, L.P., FUR Advisors LLC and the Underwriters, and, for the purposes of Section 3 only, Michael Ashner.
4.1	Third Amendment to Agreement of Limited Partnership of WRT Realty, L.P.
4.2	Amended and Restated Certificate of Designations of 9.25% Series D Cumulative Convertible Preferred Shares of Beneficial Interest.
5.1	Opinion of Hahn Loeser & Parks LLP
23.1	Consent of Hahn Loeser & Parks LLP (included in the opinion filed as Exhibit 5.1)
99.1	Press Release dated March 20, 2012.
99.2	Press Release dated March 23, 2012.